EXHIBIT 3.1

AMENDED AND RESTATED BY-LAWS

OF

PHARMOS CORPORATION (A Nevada Corporation)

(As of October 2007)

ARTICLE I

Office

                Section 1.             Principal and Other Offices. The principal office of the Corporation shall be located in the City of Iselin, State of New Jersey. The Corporation may have offices at such other places within or without the State of New Jersey or within or without the United States as the Board of Directors from time to time may designate or the business of the Corporation may require.

ARTICLE II

Stockholders

                Section 1.              Place of Meetings. Special and annual meetings of stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of New York as fixed by the Board of Directors and set forth in the notice of the meeting.

                Section 2.              Annual Meetings. The annual meeting of stockholders shall be held for the election of directors and the transaction of such other business as properly may come before it on the second Tuesday of October of each year or any such other day as the Board of Directors may agree upon.

                Section 3.            Special Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) any Chief Executive Officer, (iii) the President, if any, or (iv) the Secretary, and in addition shall be called by any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may not be called by any other person or persons. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. No business other than that specified in the notice of the meeting shall be transacted at any meeting of stockholders except with the unanimous consent of all stockholders entitled to notice thereof.

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                Section 4.              Notices. Written notice of the annual meeting of stockholders stating the place, date and hours shall be given personally or by mail not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Written notice of each special meeting of stockholders stating the place, date and hour indicating that it is issued by or at the direction of the person or persons calling the meeting and stating the purpose or purposes for which the meeting is called shall be given personally or by mail not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Written notice of a meeting, if mailed, shall be deemed given when deposited in the United States mail, postage prepaid, and directed to a stockholder at his address as it appears on the record of stockholders. At any meeting at which any stockholders are present without protesting prior to the conclusion of the meeting the lack of notice of such meeting and of which stockholders not present have waived notice in writing, the giving of the notice specified above may be dispensed with.

                Section 5.              Quorum. Except as otherwise provided in the Certificate of Incorporation or as otherwise required by law, at any meeting of stockholders the holders of one-third of the shares entitled to vote thereat present in person or by proxy shall constitute a quorum for the transaction of any business; provided, however, when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. Once a quorum is present in person or by proxy to organize a meeting, such quorum shall not be broken by the subsequent withdrawal of any stockholders. Stockholders present in person or by proxy at any meeting may adjourn the meeting despite the absence of a quorum. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

                Section 6.              Voting. At every meeting of stockholders each stockholder shall be entitled to vote in person or by proxy appointed by a written instrument. Every stockholder of record shall be entitled to one vote for every share standing in his name on the record of stockholders on the record date. Except as otherwise provided in the Certificate of Incorporation and these By-Laws, all corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

                Section 7.              Record Date. For the purposed of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any divided or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a stockholders’ meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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                Section 8.              Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent or action without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be in writing and shall be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of six (6) months from the date thereof unless (a) the proxy is coupled with an interest, or (b) the stockholder specifies in the proxy the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. Every proxy shall be revocable at the option of the stockholder executing the proxy except as otherwise provided by law.

                Section 9.              Written Consents. Unless otherwise required by law, stockholders may not take any action without a meeting on written consent.

                Section 10.             Stockholders’ List. A list of stockholders as of the record date, certified by the corporate office responsible for its preparation or by a transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholder entitled to vote thereat may vote at such meeting.

Section 11. Provisions Regarding Notice of Stockholder Business and Nomination at a Meeting of the Stockholders.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-law.

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (c) of paragraph (a)(i) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of

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such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this By-law to the contrary, if the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting, except with the unanimous consent of all stockholders entitled to notice thereof. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this By-law shall be delivered to the Secretary at the principal executive

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offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible for election as and to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. If the Board or a designated committee thereof determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this By-law or that the information provided in a stockholder’s notice does not satisfy the information requirements of this By-law in any material respect, such proposal or nomination shall not be presented for action at the meeting of stockholders in question. If neither the Board nor such committee makes a determination as to the validity of any stockholder proposal or nomination in the manner set forth above, the chairman of the meeting of the stockholders shall determine whether the stockholder proposal or nomination was made in accordance with the terms of this By-law. If the chairman of the meeting determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this By-law or that the information provided in a stockholder’s notice does not satisfy the information requirements of this By-law in any material respect, such proposal or nomination shall not be presented for action at the meeting in question. If the Board, a designated committee thereof or the chairman of the meeting determines that a stockholder proposal or nomination was made in accordance with the requirements of this By-law, the chairman of the meeting shall so declare at the meeting of the stockholders and ballots shall be provided for use at the meeting with respect to such proposal or nomination.

(ii) For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (including, without limitation, a Form 8-K) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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ARTICLE III

Directors

                Section 1.              Duties and Powers. The Board of Directors shall have control and management of the affairs and business of the Corporation. Directors in all cases shall act as a board, regularly convened. Except as otherwise provided by law or the Certificate of Incorporation, in the transaction of business the act of a majority of the directors present at the time of the vote at a meeting at which a quorum is present shall be the act of the Board of Directors.

                Section 2.              Qualifications. Each director shall be at least eighteen (18) years of age.

                Section 3.              Number. The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board then in office and the number thereof may thereafter by like vote be increased or decreased to such greater or lesser number, except that the number of directors shall not be less than three unless all the shares of the Corporation are owned beneficially and of record by less than three stockholders, then the number of directors may be the number of stockholders of the Corporation.

                Section 4.              Terms of Directors; Election. Until the 2008 annual meeting of stockholders, the directors shall be divided into three classes (I, II and III), except that any incumbent director in a class elected for a term extending beyond the 2008 annual meeting of stockholders shall continue to serve until the end of his or her term unless he or she resigns or is removed. The number of directors comprising each class (assuming no vacancy in any class) shall be as nearly equal in number as possible based upon the number of directors comprising the entire Board, but at least one-fourth in number of the directors shall be elected annually. At the 2007 annual meeting of stockholders and at each succeeding annual meeting of stockholders, each director shall be elected to hold office for a term continuing until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until he or she resigns or is removed. Directors for each class being elected at an annual meeting of stockholders will be elected by a plurality of the votes cast by the holders of shares entitled to vote in such an election.

                Section 5.              Meetings. The annual meeting of each newly elected Board of Directors shall be held at the place of the annual meeting of stockholders immediately following the annual meeting of stockholders for the purpose of electing officers and for the transaction of such other business as properly may come before the meeting. Special meetings of the Board of Directors shall be held upon notice to the members of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of directors to another time and place.

                Section 6.              Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. The vote of a majority of the Board of Directors present at the time of a vote, if a quorum is present at such time, shall be the act of the Board of Directors.

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                Section 7.              Notices. All meetings of the Board of Directors shall be held upon written notice to the directors at the call of the Chairman of the Board, the more senior of the Chief Executive Officer or the President, or any two or more directors. Notice of a meeting of the Board of Directors shall state the place, date and hour of the meeting and shall indicate it is issued by or at the direction of the person or persons calling the meeting. Written notice to each director shall be given personally or by mail, overnight courier, facsimile or email not less than two (2) days before the date of the meeting. If given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid and addressed to each director at his address as it appears on the Corporation’s records or at such other address as the director may have furnished the Corporation for that purpose. Notice by overnight courier, facsimile or email shall be deemed given on the day following the giving of notice.

                Section 8.              Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of members of the Board of Directors and vacancies occurring in the Board of Directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor and until his successor has been elected and qualified or his resignation or removal.

                Section 9.              Removal. Any or all of the directors may be removed for cause or without cause by vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. If the Certificate of Incorporation provides for the election of directors by cumulative voting, then no director may be removed from office except upon the vote of stockholders owning sufficient shares to have prevented such director’s election in the first instance.

                Section 10.             Resignation. Any director may resign at any time. A resignation shall be written and shall take effect at the time specified therein. If no time is so specified, a resignation shall take effect at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective. No resignation shall discharge any accrued obligation or duty of a director.

                Section 11.             Compensation. Directors, at such, shall not receive any salary for their services as directors. By resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing contained in the By-Laws shall preclude any director from serving the Corporation in any capacity in addition to a director and receiving compensation therefor.

                Section 12.             Contracts or Other Transactions with Directors. No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers or have a substantial financial interest shall be either void or voidable for such reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction or by reason alone that his or their votes are counted for such purpose:

                                1.              If the fact of such common directorship, officership or financial interest is

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disclosed in good faith or known to the Board of Directors or committee and is noted in the minutes, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors or, if the votes of the disinterested directors are insufficient to constitute an act of the Board, by unanimous vote of the disinterested directors; or

                                2.              If such common directorship, officership or financial interest is disclosed in good faith or known to the stockholders entitled to vote thereon and such contract or transaction is approved by vote of the stockholders; or

                                3.              If the contract or transaction is fair and reasonable as to the Corporation at the time it is approved by the Board of Directors, a committee or the stockholders.

                Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee which approves such contract or transaction.

                Section 13.             Chairman. At all meetings of the Board of Directors the Chairman of the Board of Directors, elected at the annual meeting of the Board of Directors, shall preside.

                Section 14.             Committees. The Board of Directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees each consisting of two (2) or more directors, unless a higher number is otherwise required by applicable law or regulation. Each committee shall serve at the direction and at the pleasure of the Board of Directors. To the extent provided in the resolution adopted by the Board of Directors, each committee may have all the authority of the Board of Directors except as prohibited by law.

                Section 15.             Written Consents. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all the members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action.

                Section 16.             Participation by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

Officers

                Section 1.              Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. Each officer shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board of Directors, a Comptroller, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as it may from time to time deem appropriate.

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                Section 2.              Election and Term. Each officer shall be elected or appointed by the Board of Directors to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders. Each officer shall hold office for such term and until his successor is elected or appointed and qualified or until he resigns or is removed.

                Section 3.              Chairman of the Board of Directors. The Chairman of the Board of Directors, if such office be occupied, shall have such powers and duties as the By-Laws or the Board of Directors may from time to time prescribe.

                Section 4.              President. The President shall, in general, supervise, manage and control the business and affairs of the Corporation subject to the control of the Board of Directors. He shall preside at all meetings of stockholders. He shall perform all duties customarily incident to the office of President. He also shall be an ex-officio member of all standing committees.

                Section 5.              Vice President. The Vice President in the absence or disability of the President, shall perform the duties and exercise the powers of the President. The Vice President shall have such powers and shall perform such duties as may be delegated to him by the President or prescribed by the Board of Directors. If there is more than one Vice President, each Vice President shall have the powers and authority as prescribed by the President or Board of Directors.

                Section 6.              Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and stockholders. He shall give or cause to be given notice of all meetings of directors and stockholders and all other notices required by law or the By-Laws. In the event of his absence or refusal to do so, any such notice may be given by any person so directed by the President or by the directors or by the stockholders upon whose request the meeting is called. He shall have charge of the corporate books and records. He shall have custody of the seal of the Corporation and shall affix the seal to all instruments requiring such seal when authorized by the directors or President and shall attest the same. In general, he shall perform all duties customarily incident to the office of Secretary.

                Section 7.              Treasurer. The Treasurer, shall have custody of all valuable documents of the Corporation. He shall enter or cause to be entered in the books of the Corporation to be kept for the purpose, full and accurate accounts of all moneys received and paid out of account of the Corporation and, when required by the President or Board of Directors, shall render a statement of his accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation. He at all reasonable times shall exhibit his books and accounts to any directors of the Corporation upon application at the office of the Corporation during business hours. In general, he shall perform all duties customarily incident to the office of Treasurer.

                Section 8.              Resignation. Any officer may resign at any time. A resignation shall be written and shall take effect at the time specified therein. If no time is so specified a resignation shall take effect at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective. No resignation shall discharge any accrued obligation or duty of an officer.

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                Section 9.              Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.

                Section 10.              Vacancies. If the office of any officer becomes vacant, the Board of Directors may appoint any qualified person to fill such vacancy. Any person so appointed shall hold office for the unexpired term of his predecessor and until his successor is elected or appointed and qualified or until he resigns or is removed.

ARTICLE V

Shares

                Section 1.              Shares. The shares of the Corporation shall be represented by a certificate or certificates, numbered consecutively, in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors or the President or Vice President and by the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer of the Corporation. If such certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, the officers’ signatures on the certificate may be facsimiles. Each certificate shall state upon the face thereof: (a) that the Corporation is formed under the laws of the State of Nevada; (b) the name of the person or person to whom issued; (c) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate or a statement that the shares are without par value. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designations, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.

                Section 2.              Lost, Destroyed and Stolen Certificates. Any person claiming a certificate representing shares to be lost, apparently destroyed or wrongfully taken shall execute an affidavit or affirmation of such fact, shall advertise the same in such manner as the Board of Directors may require, and shall give the Corporation an indemnity bond in such form and with one or more sureties satisfactory to the Board in such amount as the Board of Directors may determine, which shall be at least double the par value of the shares represented by such certificate, to protect it or any person injured by the issue of the new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding. Thereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken certificate has been acquired by a bona fide purchaser.

                Section 3.              Transfer. Shares of the Corporation shall be transferable only upon the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon any transfer, the old certificates duly endorsed or accompanied by evidence of succession, assignment or authority to transfer shall be surrendered to the

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Corporation by delivery thereof for cancellation to the person in charge of the list of stockholders and the transfer books and ledgers or to such other person as the directors may designate. New certificates thereupon shall be issued. A record shall be made of each transfer. Whenever a transfer is made for collateral security, and not absolutely, such fact shall be expressed in the entry of the transfer on the record of stockholders of the Corporation. No shares will be transferred on the books of the Corporation in violation of a share transfer restriction imposed by the Corporation or a private share transfer restriction known to the Corporation and conspicuously endorsed on the share certificate.

                Section 4.              Record. The Corporation shall keep its office in this state or at the office of the transfer agent or registrar in this state, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the date when they respectively become the owners of record thereof in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall be protected in treating the persons in whose names shares stand on the record of stockholders as the owners thereof for all purposes.

ARTICLE VI

Miscellaneous

                Section 1.              Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                Section 2.              Dividends. The Board of Directors may declare and the Corporation may pay, on its outstanding shares, dividends in cash or its shares or bonds or its property, including the shares or bonds of other corporations. Such dividends may be declared or paid out of surplus only and upon such terms and conditions as may be provided by the Certificate of Incorporation or by law. Before the declaration and payment of any dividend, there may be set aside out of the surplus available for dividends such sum or sums as the directors, from time to time, in their absolute discretion deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

                Section 3.              Seal. The seal of the Corporation shall be circular in form and have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Nevada”. The seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or the President, a duplicate of the seal may be kept and used by the Secretary or Treasurer. The seal may be used by causing it or a facsimile thereof to be affixed or impressed or reproduced in any other manner.

                Section 4.              Notices and Waivers. Whenever communication with any stockholder or director is unlawful under any statute of the State of Nevada or of the United States or any such statute, then the giving of such notice or communication to such person shall not be required and there shall be no duty to apply for license or other permission to do so. Notice of a meeting shall not be required to be given to any stockholder or director who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The presence of a stockholder or director at a meeting and such person’s oral consent entered on the minutes, or such person’s taking part in the deliberations at such meeting without objection, shall constitute waiver of notice by such person.

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                Section 5.              Obligations. All obligations of the Corporation shall be signed by such officers of the Corporation or by such other person or persons as may be authorized by the Board of Directors.

                Section 6.               Indemnification.

                (a)           Subject to Subsection (c) of this Section 6, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plead of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                (b)           Subject to Subsection (c) of this Section 6, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

                (c)           Any indemnification under this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsection (a) or Subsection (b), as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors

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so directs, or (iii) by the Board of Directors upon the opinion in writing of independent legal counsel opinion, or (iv) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter herein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

                (d)           Notwithstanding any contrary determination in the specific case under Subsection (c) of this Section 6, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Subsections (a) and (b) of this Section 6. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Subsections 9(a) and (b) of this Section 6, as the case may be. Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application.

                (e)           Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 6.

                (f)            The indemnification and advancement of expenses provided by or granted pursuant to this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of the persons specified in Subsections (a) and (b) of this Section 6 shall be made to the fullest extent permitted by law. The provisions of this Section 6 shall not be deemed to preclude the indemnification of any person who is not specified in Subsections (a) and (b) of this Section 6 but whomever the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Nevada, or otherwise.

                (g)           The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Section 6.

                (h)           For purposes of this Section 6, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of

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a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 6 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                (i)            The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                Section 7.              Control Share Acquisition Act. The provisions of the Nevada Control Share Acquisition Act, Nevada Revised Statutes 78.378-78.3793, shall apply to the corporation.

ARTICLE VII

Amendment and Repeal

                Section 1.              Amendment and Repeal. By-Laws may be amended, repealed or adopted at any meeting of stockholders; or at any meeting of the Board of Directors.

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